GigaBeam Proprietary and Confidential


XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   Exhibit 10.21


                              AMENDED AND RESTATED

                          STRATEGIC ALLIANCE AGREEMENT


      This Amended and Restated Strategic Alliance Agreement (the "Agreement") is entered into as of the 10th day of December, 2004 ("Effective Date"), by and between Sophia Wireless Inc., a Delaware C-corporation ("Sophia"), and GigaBeam Corporation, a Delaware corporation ("GigaBeam").

                                    RECITALS

      WHEREAS, GigaBeam and Sophia have previously executed and entered in that certain Strategic Alliance Agreement, dated February 6, 2004 (the "Strategic Alliance Agreement"), that provided for a strategic alliance to enable GigaBeam to market and distribute a wireless communications system utilizing a frequency range of 57 GHz through 100 GHz and incorporating components procured from Sophia and that certain First Amendment to the Strategic Alliance Agreement, dated April 22, 2004 (the "First Amendment") that clarified certain warrants issued by GigaBeam to Sophia; and

      WHEREAS, Sophia and GigaBeam now wish to further amend and restate the Strategic Alliance Agreement to further define the development of technology by Sophia and the license of that technology by GigaBeam.

                                    AGREEMENT

      NOW, THEREFORE, in consideration for the parties' mutual covenants set forth below, and for other good and valuable consideration, the parties agree as follows:

                                   DEFINITIONS

      "Product" means any GigaBeam product incorporating Designed Product.

      "Designed Product" means any product developed by Sophia as specified by GigaBeam in a mutually agreeable Statement of Work (as hereinafter defined) for manufacture, license and use in E-band point-to-point radios deployed by GigaBeam.

      "Exclusivity" for the Designed Product will be defined in the negotiated Statement of Work.

      "Intellectual Property Rights" means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patent and industrial property rights; (v) other proprietary rights in Inventions of every kind and nature; and (vi) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) of this sentence.

      "Inventions" means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, that are (i) in the case of patentable inventions, conceived in the course of the performance of activities conducted in connection with the development and manufacture of Designed Product or Products and reduced to practice either actually or constructively and (ii) in the case of unpatentable inventions, conceived and made or used in the course of the performance of activities conducted in connection with the development and manufacture of Designed Product or Products, in each case under this Agreement.

      "Joint Invention" means any Invention that (i) is jointly reduced to practice (under the patent laws of the United States) by Sophia and GigaBeam during any collaborative meetings or conferences between the Parties regarding development or improvement of Designed Product, (ii) is necessary to use in any Designed Product, and (iii) relates to any process, procedure, or equipment for manufacturing any Designed Product.

      "Joint Technology" means the Joint Inventions and any Intellectual Property Rights related thereto.

      "Pre-Existing Technology" means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, and any Intellectual Property Rights thereto, that are owned or controlled by Sophia or by Gigabeam or Gigabeam's other Alliance Partners as of the Effective Date.

1.    Responsibilities of Parties

      1.1   Designed Product Development

            1.1.1 From time to time during the term of this Agreement, the parties may set forth in writing a description of the general functional and technical requirements of certain Designed Products that GigaBeam desires for Sophia to develop under the terms of this Agreement. For purposes of this Agreement, any such document executed specifically indicating that it is subject to this Agreement and which is executed by authorized representatives of both parties shall be referred to as a "Statement of Work" or "SOW" with respect to the relevant Designed Product described therein. To the extent that any term or condition of a Statement of Work modifies or conflicts with this Agreement, the Statement of Work shall take precedence as it relates to the Designed Product defined in that particular Statement of Work. The Parties agree that the initial Statement of Work under this Agreement is set forth in Exhibit A (the "Initial Statement of Work").

                  In consideration for payment by GigaBeam to Sophia of the Non-Recurring Engineering/Licensing Fees as contemplated in
                  Section 3.1, Sophia will exercise reasonable efforts to develop Designed Product meeting the technical and target delivery schedule requirements set forth in the Initial Statement of Work.

                  In addition, Sophia agrees to exercise commercially reasonable efforts to develop Designed Products meeting the general requirements set forth in the applicable Statement of Work (i.e. other than the Initial Statement of Work) that may be subsequently executed by the parties, for such period(s) of time as the parties set forth therein .

            1.1.2 Upon completion of any prototypes as contemplated in the preceding Section 1.1.1, Sophia will so notify GigaBeam (the date of such notice, the "Testing Commencement") and make a number of units of such prototype available (in such quantity as required by the applicable SOW) for mutual testing by the parties for purposes of confirming that such prototype(s) conform to the requirements of the applicable SOW in all material respects. In the event that any such Design Product fails to conform in any material respect to such requirements, GigaBeam will provide written notice to Sophia identifying with specificity the relevant non-conformity, and Sophia will thereafter undertake commercially reasonable efforts to correct such non-conformity within a reasonable time, and the parties will repeat such process as appropriate. If, despite such commercially reasonable efforts, Sophia is unable or fails to cause such Designed Product to conform to the requirements of the applicable SOW in all material respects within the time period identified in such SOW, the parties will consult with one another in good faith regarding how to proceed.

      1.2   [This subsection reserved.]

      1.3   GigaBeam.

            GigaBeam shall perform the following duties during the term of this
            Agreement:

            1.3.1 GigaBeam will Designate a Chief Technical Officer ("CTO") and
                  Vice President or Director of Engineering to provide consultation regarding all design and development work. GigaBeam will be responsible for overall decisions with respect to final design and production of the Product.

            1.3.2 Except as may otherwise be provided in the applicable
                  Statement of Work, as between the parties, GigaBeam will bear all responsibility for assembly and testing of any Product, including the contracting and management of any outsourcing or supply channels of any Product or components thereof, including the Designed Product, and the manufacturing and repair of any Product, including the Designed Product.

            1.3.3 As between the parties, GigaBeam will bear all responsibility for any and all sales, marketing, installation and after-sales service of any Product including, but not limited to, entering into arrangements with value added resellers, distributors, agents, installers and providers of after-sales service.

      1.4   Sophia

            Sophia will designate a program manager to interface with GigaBeam's representatives. The two counterparts will meet and develop detailed implementation plans with the following objectives in mind:

            1.4.1 As between the parties, Sophia will bear responsibility for development associated with any Designed Product.

            1.4.2 Sophia will exercise reasonable efforts to consult in good faith with third party companies identified by GigaBeam to improve the design, performance, manufacturability and reduce the cost of any Designed Product.

            1.4.3 For purposes of manufacturing any Designed Product and for purposes related to technical support of GigaBeam in the assembly of Products, Sophia will assist GigaBeam in transferring the technical design to GigaBeam's contract manufacturer.

2.    [This section reserved.]

3.    Payment

            3.1 In consideration for Sophia's performance of certain research and development related to Designed Product, GigaBeam will pay to Sophia all fees identified as "Non Recurring Expenses/License Fee" in the applicable Statement of Work, which fees will be due and payable in accordance with such Statement of Work, provided that if the relevant Statement of Work fails to state when such payments are due and no separate written agreement has been signed with respect thereto, all such amounts under any particular Functional Requirements Statement shall be due and payable within thirty (30) days of the date of Sophia's invoice.

4.    Term and Termination.

      This Agreement shall be effective as of the Effective Date and shall automatically terminate on the third anniversary of the Effective Date hereof unless extended by mutual written agreement of the parties provided, however, that the Agreement may be terminated for any of the following reasons:

      a.) Upon the occurrence of any material breach by either party of the terms and conditions of this Agreement and failure to cure such material breach within 30 days after receipt of written notice from the other party the non-breaching party may, at its option, terminate this Agreement upon written notice; provided however that the cure period shall be only 10 days after receipt of notice if the material breach arises from failure by GigaBeam to pay amounts due according to Section 3.

      b.)   [This subsection reserved.]

      c.) Upon the occurrence of bankruptcy or reorganization under bankruptcy laws, cessation of operations, or assignment for the benefit of creditors of either party, the other party may terminate this Agreement upon written notice.

      d.) This Agreement may be terminated by mutual written agreement of both parties to terminate.

      Notwithstanding the foregoing, upon the occurrence of a material breach by either Party (the "Breaching Party"), which is not cured within the appropriate cure period, or other event giving rise to a right for either Party to terminate this Agreement, without limiting any other rights or remedies available, the Party which is not in material breach (the "Non-Breaching Party"), which has the right to terminate this Agreement may, at its option, terminate its own obligations of exclusivity under
      Section 8, such that Section 8 remains binding against the Breaching Party for the remainder of the term but shall thereafter no longer be binding against the Non-Breaching Party

5.    Ownership of Technology and Intellectual Property

      5.1 Ownership of GigaBeam Technology. Without limiting the obligations of Section 8, GigaBeam will own and hold all right, title and interest in and to (i) all Inventions and Intellectual Property Rights, other than Joint Technology or Sophia Technology (as defined below), embodied in or practiced by any Product developed and/or sold under this Agreement or embodied in or practiced by any process or machine in connection with the manufacture of any such Product, and (ii) all Inventions and Intellectual Property Rights therein (other than Joint Technology or Sophia Technology) that are derived from Confidential Information of GigaBeam and (iii) all Pre-Existing Technology and derivatives or improvements thereof (all of the foregoing, collectively, "GigaBeam Technology"). In the event that, by operation of law or otherwise, GigaBeam may not be deemed the owner of any GigaBeam Technology, Sophia agrees to assign and does hereby assign to GigaBeam all rights or interests, if any, that Sophia may have therein, and Sophia agrees to undertake such measures as reasonably request to evidence or give effect to the foregoing provisions of this Section 5.1, including, by way of example, by executing further registrations or documentation for such purposes.

      5.2   Ownership of Joint Technology.

                  (a) All Joint Technology will be owned jointly by Gigabeam and
            Sophia, and each party will retain full ownership under any patents and any trade secret rights therein, with full ownership rights in any field and, subject to the licenses granted in Section 5.4 below, the right to sublicense without the consent of the other party, without obligation to account to the other party. The laws of the United States with respect to joint ownership of inventions will apply in all jurisdictions giving force and effect to this Agreement.

                  (b) The parties will keep written records describing each
            collaborative meeting between the parties and identifying any Joint Inventions resulting therefrom. The parties will distribute such records to each other at the end of each meeting but in any event no later than one month following the meeting, for review by the other party. Each such record will be final and binding on the parties unless receiving party provides written notice to distributing party of its good faith dispute with such written record within 30 days of receipt. In the event of any such good faith dispute that the parties are unable to resolve, such record will reflect such unresolved dispute. All reports created under this Section 5.2(b) shall be clearly marked as "Confidential" and shall be subject to the confidentiality provisions of this Agreement.

      5.3   Ownership of Sophia Technology. Without limiting the obligations of
            Section 8, Sophia will own and hold all right, title and interest in and to (i) all Inventions and Intellectual Property Rights (other than Joint Technology or GigaBeam Technology) embodied in or practiced by any Designed Product developed under this Agreement,
            (ii) all Inventions and Intellectual Property Rights therein that are derived from Confidential Information of Sophia, and (iii) all Pre-Existing Technology and derivatives or improvements thereof (all of the foregoing, collectively, "Sophia Technology"). In the event that, by operation of law or otherwise, Sophia may not be deemed the owner of any Sophia Technology, GigaBeam agrees to assign and does hereby assign to Sophia all rights or interests, if any, that GigaBeam may have therein, and GigaBeam agrees to undertake such measures as Sophia may reasonably request to evidence or give effect to the foregoing provisions of this Section 5.3, including, by way of example, by executing further registrations or documentation for such purposes.

      5.4   Licenses to Joint Inventions.

                  (a) Sophia hereby grants to GigaBeam, and GigaBeam hereby
            accepts, an exclusive (even as to Sophia) and perpetual, worldwide, royalty-free right and license, with the right to sublicense, under Sophia's interest in the Joint Technology to exploit the Joint Inventions for any purpose in the Exclusivity during and after the term of this Agreement. Sophia reserves all rights in the Joint Technology as necessary to perform its obligations under this Agreement. Notwithstanding the foregoing, if GigaBeam is in material breach of this agreement, then this license will be non-exclusive.

                  (b) GigaBeam hereby grants to Sophia, and Sophia hereby
            accepts, an exclusive (even as to GigaBeam) and perpetual, worldwide, royalty-free right and license, with the right to sublicense, under GigaBeam's interest in the Joint Technology to exploit the Joint Inventions for any purpose outside the Exclusivity during and after the term of this Agreement. Notwithstanding the foregoing, if Sophia is in material breach of this agreement, then this license will be non-exclusive.

      5.5 Right of First Look. Sophia shall provide GigaBeam with the right of "first look" at any product Sophia may develop on its own for the XXXXX market in the 70-76 GHz and 80-86 GHz frequency ranges (the "Sophia XXXXX Development"). For purposes of this Amendment, "first look" shall mean that in the event Sophia desires to disclose or enter into an agreement to develop, license or sell any Sophia XXXXX Development with another vendor, Sophia shall provide GigaBeam with not less than XXXXX days prior written notice thereof, detailing the development, including copies of the relevant documents and specifications, (the "Notice Period") and GigaBeam shall have the right to notify Sophia in writing during the Notice Period of its interest in participating in the development. In such case, the parties shall attempt to negotiate in good faith a mutually agreeable Statement of Work for such Sophia XXXXX Development, including but not limited to, grant of an exclusive manufacturing license by Sophia in favor of GigaBeam. If GigaBeam fails to deliver a timely notice of interest or the parties are unable to negotiate a mutually agreeable Statement of Work for the subject Sophia XXXXX Development, then the parties shall have no further obligation to each other with respect the subject Sophia XXXXX Development.

      5.6 Technology Escrow. The parties will attempt to negotiate a mutually agreeable escrow arrangement for any Designed Product or Sophia Intellectual Property used in the Designed Product in the applicable Statement of Work. In the event the parties are unable to agree on such an arrangement, the following provisions shall apply:

                  (a) Sophia agrees during the term of this Agreement to create and maintain current copies of any technical drawings or other technical documents relating to the design and specifications of the Designed Product developed under this Agreement (such copies the "IP Materials"). Within 90 days after the Effective Date, Sophia will enter into binding contractual arrangement with a commercial escrow agent mutually agreeable to the Parties (the "Escrow Agent") according to which the Escrow Agent will agree (i) to hold and safeguard the escrowed intellectual property for the Designed Product during the term of this Agreement, and (ii) to release a copy of such escrowed intellectual property materials to GigaBeam if and when Sophia files for bankruptcy, liquidates or winds up its business during the term of this Agreement. GigaBeam acknowledges that the Escrow Agent will not be authorized to deliver or otherwise provide access to the escrowed intellectual property materials other than as described above.

                  (b) Subject to the delivery to GigaBeam of the escrowed
            intellectual property materials for any Designed Product in accordance with this Section 5.6, Sophia hereby grants to GigaBeam a royalty-bearing right and license under any Intellectual Property Rights of Sophia to use such escrowed intellectual property materials for the Designed Product.

      5.7   Licenses to Manufacture and Copy Documentation.

                  (a). In consideration of payment by GigaBeam to Sophia of the
            "Non-Recurring Expenses/License Fee" and in accordance with the applicable Statement of Work, Sophia hereby grants to GigaBeam, and GigaBeam hereby accepts a perpetual, world wide, royalty-free right and license, with the right to sublicense, under Sophia's interest in the Design Product (i) to make, manufacture, have manufactured, test, have tested, use, and sell in GigaBeam's Products during and after the term of this Agreement, including without limitation, the right and license to modify the Designed Product exclusively in order to reduce the cost and expense of the architecture of the Designed Product or to improve the ability and efficiency of the manufacture of the Designed Product.

                  (b). In further consideration of payment by GigaBeam to Sophia of the "Non-Recurring Expenses/License Fee" and in accordance with the applicable Statement of Work, Sophia hereby grants to GigaBeam, and GigaBeam hereby accepts a perpetual, world wide, royalty-free right and license, to copy and/or modify and/or translate the documentation in recorded form and/or parts thereof provided to GigaBeam from Sophia as provided in the Statement of Work, for the sole purpose of executing the rights and licenses granted under Subsection 5.7(a). Sophia will include a list of the Sophia exclusive design elements in the documentation package provided to GigaBeam with each Designed Product. GigaBeam agrees to restrict disclosure of Design Product documentation to contract manufacturers or other consultants having executed proper non-disclosure agreements and non-compete agreements, and a copy of each such agreement has been provided to Sophia.

6.    Confidentiality.

      6.1 Obligation. Each party agrees to treat all non-public written and oral information communicated to it by the other party in connection with the activities contemplated by this Agreement ("Confidential Information"), including the existence or nature of their discussions, as confidential, and neither party will use or disclose such Confidential Information for purposes other than the activities contemplated by this Agreement; provided however that GigaBeam and Sophia may disclose such Confidential Information to accountants and lawyers who are under a processional duty of confidentiality and, for the purposes of obtaining financing, to entities that the disclosing party reasonably believes to be a potential source of such financing, provided that such entity has entered into a binding written agreement pursuant to which such entity agrees not disclose such Confidential Information and not to use the same for any purposes other than consideration of such potential financing. For sake of clarity, all non-public information embodying related to the design, features, components, development and manufacture of GigaBeam's Products, exclusive of any Designed Product therein, shall be considered GigaBeam's Confidential Information, and all non-public information embodying related to the design, features, components, development and manufacture of Designed Product, including the same as developed hereunder, shall be deemed Sophia's Confidential Information.

      6.2 Exceptions. Confidential Information will not include information that (i) the receiving party independently developed (as shown by documentary evidence) or obtained from a source not under an obligation of confidentiality to the disclosing party, (ii) is or becomes publicly available through no act or omission of the receiving party, or (iii) the receiving party receives the prior written consent of the disclosing party to disclose. Notwithstanding the foregoing, either Party may disclose Confidential Information of the other Party to the limited extent required in order to comply with applicable law or the order of a court or governmental agency; provided the receiving party promptly notifies the disclosing party and cooperates with the disclosing party to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; provided that only the specific Confidential Information that meets the exclusion shall be excluded and not any other Confidential Information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). The burden of proving these exceptions shall rest with the receiving party.

      6.3 Termination of Agreement. Upon termination of this Agreement, the receiving party will return all copies of the other party's Confidential Information, or, at the disclosing Party's option, certify to the other party in writing that all copies of the other party's Confidential Information have been destroyed. The parties agree that any breach or threatened breach of this Section 6 by a receiving party may cause irreparable harm to the disclosing party and that money damages may not provide an adequate remedy. In the event of a breach or threatened breach of this Section 6 by a receiving party, the disclosing party shall, in addition to any other rights and remedies it may have, be entitled to seek injunctive relief (without the necessity of posting any bond or surety) restraining the receiving party from breaching the obligations of this Section 6.

7.    Limitation of Liability; Indemnification

      7.1 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO RIGHTS OR OBLIGATIONS ARISING OR RECOGNIZED UNDER SECTIONS 5, 6 AND/OR 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO RIGHTS OR OBLIGATIONS ARISING OR RECOGNIZED UNDER SECTIONS 5, 6 AND/OR 8, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY, CUMULATIVELY FOR ALL CLAIMS ARISING UNDER THIS AGREEMENT, EXCEED, IN THE CASE OF GIGABEAM'S LIABILITY, THE SUM TOTAL AMOUNTS PAID FOR NON RECURRING ENGINNERING/LICENSE FEES OR, IN THE CASE OF SOPHIA'S LIABILITY, THE SUM TOTAL AMOUNT OF ALL NON RECURRING/LICENSE FEES FOR WHICH WORK IS PERFORMED.

      7.2   Indemnification by Sophia.

                  (a) Sophia shall defend, indemnify, and hold GigaBeam harmless against all costs and reasonable expenses (including reasonable attorneys' fees), damages, and liabilities arising out of any claim by a third party that a Designed Product, as provided by Sophia and used in accordance with this Agreement, infringes any U.S. patent issued as of the Effective Date or misappropriates any trade secrets under U.S. law, provided that GigaBeam gives Sophia (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance to settle and/or defend such claim. Notwithstanding the foregoing, Sophia shall have no obligation or liability to the extent that the alleged infringement arises from (1) the combination, operation, or use of the Designed Products with products not furnished by Sophia other than GigaBeam Products; (2) alterations to the Designed Product, which alterations are not made by Sophia; or (3) use of the Designed Product in a manner for which it was not designed, as evidenced by any accompanying specifications or documentation (the foregoing exclusions, "GigaBeam Responsibilities").

                  (b) In the event of an infringement action against Sophia with respect to any subject matter provided by Sophia hereunder, or in the event that Sophia believes that such an action is likely, Sophia may, at its option (i) substitute functionally equivalent materials;
            (ii) obtain a license to the applicable third-party intellectual property rights; or (iii) terminate this Agreement on written notice to GigaBeam. The obligations set forth in this Section 7.2 shall constitute Sophia's entire liability and GigaBeam's sole remedy for any actual or alleged infringement or misappropriation.

      7.3 Indemnification by GigaBeam. GigaBeam shall defend, indemnify, and hold Sophia harmless against all costs and reasonable expenses (including reasonable attorneys' fees), damages, and liabilities arising out of any GigaBeam Responsibilities; provided that Sophia gives GigaBeam (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance to settle and/or defend such claim. In any action for which GigaBeam provides defense on behalf of Sophia, Sophia may participate in such defense at its own expense by counsel of its choice.

8.    Exclusivity.

      8.1   Sophia. Exclusivity will be granted per the Statement of Work.

9. Services Rendered and Milestones.

      The Parties hereby acknowledge that all obligations of each Party under the Strategic Alliance Agreement to the Effective Date of this Agreement have been satisfied and all payments owing to each Party have been received and no additional payments are due to any Party. In addition, the Parties hereby agree and acknowledge that they have each issued to the other the warrants described as follows: GigaBeam has issued Sophia a warrant to purchase 35,750 shares of GigaBeam common stock at $1 per share and Sophia has issued GigaBeam a warrant to purchase 40,458 shares of Sophia Wireless common stock at $2.20 per share. Upon the execution of this Agreement, no additional warrants shall be issued to any Party pursuant to Section 9 of the Strategic Alliance Agreement.

10.   Mutual Release.

      Except as expressly provided in this Agreement, the parties, for and on behalf of themselves and each of their respective future, current and/or former officers, directors, shareholders, representatives, principals, agents, employees, trustees, partners, general partners, limited partners, co-venturers, parents, subsidiaries, affiliates, predecessors, successors, assigns, beneficiaries, heirs, executors, administrators, insurers, attorneys and all persons acting by, through, under, in concert with or on behalf of any of them hereby irrevocably and unconditionally release and hereby completely and fully remise, release, acquit and forever discharge each other, each of their respective future, current and/or former officers, directors, shareholders, representatives, principals, agents, employees, trustees, partners, general partners, limited partners, co-venturers, parents, subsidiaries, affiliates, predecessors, successors, assigns, beneficiaries, heirs, executors, administrators, insurers, attorneys and all persons acting by, through, under, or in concert with any of them, from all charges, complaints, claims, demands, liabilities, obligations, actions, and causes of action of any kind or nature (including for attorneys' fees, interest, expenses and costs actually incurred), whether at law, in equity, or by statute, liquidated or unliquidated, known or unknown, suspected or unsuspected, reasonably discoverable or not, present, fixed or contingent, arising out of, concerning or relating, directly or indirectly, to the Strategic Alliance Agreement, which exist as of the Effective Date of this Agreement.

11.   Miscellaneous

      11.1 Entire Agreement. This Agreement and the First Amendment represents the entire Agreement between the parties with respect to the subject matter herein, and supersedes any previous understandings including the Strategic Alliance Agreement, whether written or oral, with respect to such subject matter, and may not be amended except pursuant to a written agreement duly executed by the parties.

      11.2 Trademarks, Trade Names and Copyright. Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party's trade name, trademarks or copyrights.

      11.3 Waiver. No failure or delay by either party in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the party's provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise.

      11.4 Assignment. Neither party may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, except either party may, upon prior written notice to the other party (but without any obligation to obtain the consent of such other party), assign this Agreement or any of its rights hereunder to any person or entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such party, provided such person or entity agrees in writing to assume and be bound by all of the obligations of such party under this Agreement. Any attempted assignment or transfer in contravention of this Section 11.4 shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

      11.5 Independent Contractors. This Agreement shall not be construed to establish any form of partnership, agency, or joint venture of any kind between the parties; nor to constitute either party as an agent, employee, or legal representative of the other; and nothing in this Agreement shall create any relationship between The parties other than that of an independent contractor. Neither party shall have any responsibility or liability for the actions of the other party, except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. No profits, losses or costs will be shared under any provision of this Agreement or as a result of either party's efforts in connection with any joint opportunity and securing an award of any customer contract. There are no third-party beneficiaries of this Agreement.

      11.6 Further Assurances. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of the other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

      11.7 Publicity. Except as may be required by state and federal securities laws, neither party shall issue any press release, public announcement or advertise or promote this Agreement without the prior consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

      11.8 Expenses. Each party will pay its own expenses and costs incidental to the negotiation of the transactions contemplated by this Agreement, including legal and accounting fees.

      11.9 Notices. Any notices contemplated hereunder or provided for in this Agreement shall be made to the following in writing or by facsimile with confirmation by Express Mail or Federal Express:

            GigaBeam:
            L. Slaughter
            CEO
            GigaBeam Corporation
            470 Springpark Place, Suite 900
            Herndon, VA 20170


            With copy to:
            GigaBeam Corporation
            470 Springpark Place, Suite 900
            Herndon, VA 20170
            Attn: Legal Department

            Sophia:
            Carlos Valeiras
            President and CEO
            Sophia Wireless Inc.
            14225-C Sullyfiled Circle
            Chantilly, VA 20151
            Fax:   703-961-9576

            With copy to:
            Cooley Godward LLP
            One Freedom Square, Reston Town Center
            11951 Freedom Drive
            Reston, Virginia 20190
            Attention: Ken. J. Krisko, Esq. / Todd W. Harris, Esq.

      11.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

      11.11 Headings and Interpretation. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

      11.12 Survival. The provisions of Sections 5.4, 5.5, 5.6(b), 5.7, 6, 7, 10 and 11, together with any definitions used therein, shall survive any termination of this Agreement.

      11.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws (other than the conflicts of laws provisions) of Virginia.

      11.14 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

      11.15 Exhibits. The exhibits and appendices attached hereto are made a part of this Agreement as if fully set forth herein.

      IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.


       Sophia Wireless Inc.                     GigaBeam Corporation


By:    /s/ Carlos Valeiras                    By:  /s/ Don E Peck
       -----------------------------               ---------------------------

Name:  Carlos Valeiras                        Name: Don E Peck
       -----------------------------                --------------------------

Title: President                              Title: Vice President, Engineering
       -----------------------------                 ---------------------------

                                    EXHIBIT A
                                    ---------

                            INITIAL STATEMENT OF WORK
                            -------------------------

The initial Statement of Work will cover the period beginning October 15th, 2004 to January 15th, 2005. GigaBeam will pay $300,000 of NRE/License FEE for the initial product development effort and for the license to manufacture the product. Sophia will deliver to GigaBeam a XXXXX (as currently designed), a XXXXX, and a XXXXX. The schedule of payments will be as follows: $100,000 upon the XXXXX (target date is December 6th, 2004); $100,000 upon the XXXXX (target date December 15th, 2004); $100,000 upon the XXXXX (target date December 24th,
2004). Final delivery of product and payment will be made no later than January 15th, 2005.

This engagement is for the XXXX. Acceptance of the drawings and payment constitute product acceptance. Sophia will work with GigaBeam to ensure the three products are working and transferred to manufacturing. Modifications to the design beyond January 15th, 2005 could lead to additional costs.

Sophia and GigaBeam acknowledges that the XXXXX and XXXXX. GigaBeam accepts the products with the XXXXX and XXXXX. If time permits before January 15th, 2005, Sophia agrees to assist GigaBeam in understanding the source of the XXXXX by testing the XXXXX. The Initial Statement of Work does not include further testing or modifications to the delivered products beyond January 15th, 2005.

Sophia will assist GigaBeam in transferring the design to contract manufacturers for the development of the XXXX, etc.

For the Initial Statement of Work, Sophia Wireless grants 18 month exclusivity during which time Sophia is restricted from selling the Designed Product. For the purpose of exclusivity, Designed Product will refer to any XXXXX or XXXXX which operates in the 70-76 GHz to 80-86 GHz frequency range and contains any of the XXXXX from the following set of XXXXX. At the end of 18 months, both parties agree to negotiate in good faith a price for the maintenance of the exclusivity by Sophia. The price of the exclusivity will be based XXXXX etc.

The Parties will mutually agree to the terms of an escrow arrangement for the XXXXX and XXXXX